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                                                                            FILE
                                                                          NUMBER
                                                                          893243

                                 April 15, 2002



Eclipse Funds, Inc.
NYLIM Center
169 Lackawanna Avenue
Parsippany, New Jersey 07054

                     Re:  Registration Statement on Form N-1A

Ladies and Gentlemen:

            We have served as Maryland counsel to Eclipse Funds, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration, issuance and sale of up to 500,000,000 of the Company's Eclipse Tax-Managed Equity Fund, No Load Shares, par value $.01 per share, and up to 500,000,000 of the Company's Eclipse Tax-Managed Equity Fund, Service Shares, par value $.01 per share (collectively, the "Shares"). The Shares are covered by the above-referenced registration statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

            In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

            1. The Registration Statement, including all amendments thereto, with the prospectus included therein, in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") under the 1933 Act, certified as of a recent date by an officer of the Company;
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Eclipse Funds Inc.
April 15, 2002
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            2. The Charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

            3. The Bylaws of the Company (the "Bylaws"), certified as of a recent date by an officer of the Company;

            4. Resolutions (the "Resolutions") to be adopted by the Board of Directors of the Company, relating to (i) the reclassification of 500,000,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), as Eclipse Tax-Managed Equity Fund, No Load Shares, par value $.01 per share, and 500,000,000 shares of the Company's Common Stock as Eclipse Tax-Managed Equity Fund, Service Shares, par value $.01 per share, (ii) the execution and filing with the SDAT of appropriate Articles Supplementary (the "Articles Supplementary") and (iii) the authorization of the registration, sale and issuance of the Shares, certified as of a recent date by an officer of the Company;

            5. The Articles Supplementary, certified as of a recent date by an officer of the Company;

            6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

            7. A certificate executed by an officer of the Company, dated as of a recent date; and

            8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

            In expressing the opinion set forth below, we have assumed the following:

            1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

            2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

            3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.





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Eclipse Funds Inc.
April 15, 2002
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            4. All Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

            5. Prior to the issuance of the Shares, the Resolutions will have been adopted by the Board.

            6. Prior to the issuance of the Shares, the Articles Supplementary will have been filed with, and accepted for record by, the SDAT.

            7. Upon issuance of the Shares, the total number of shares of the Company's Stock issued and outstanding will not exceed the total number of shares of Stock that the Company is then authorized to issue under the Charter.

            The adoption of the Resolutions and the filing with, and acceptance for record by, the SDAT of the Articles Supplementary are hereinafter referred to as the "Corporate Proceedings."

      Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

            1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

            2. Upon completion of the Corporate Proceedings, the issuance of the Shares will be duly authorized and, when and to the extent issued and sold by the Company against payment therefor in accordance with the Resolutions and in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

            The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or the Investment Company Act of 1940, as amended. To the extent that any matter as to





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Eclipse Funds Inc.
April 15, 2002
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which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

            We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

            This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                        Very truly yours,

                                        Ballard Spahr Andrews & Ingersoll, LLP